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                                     EXHIBIT 23.1

                             CONSENT OF BDO SEIDMAN, LLP


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The consolidated financial statements and schedule incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in the report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



BDO SEIDMAN, LLP



San Francisco, California
January 22, 1998